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                                                                Exhibit 28(m)(2)

                         DISTRIBUTION SERVICES AGREEMENT
                         -------------------------------

     This Distribution Services Agreement ("Agreement") is made as of May 1, 2008 by and between Lincoln Variable Insurance Products Trust (the "Trust"), a Delaware Statutory Trust, on behalf of its series listed in Schedule A (the "Funds"), and Lincoln Financial Distributors, a Connecticut corporation (the "Distributor").

                                    RECITALS
                                    --------

     WHEREAS, each Fund currently offers Standard Class shares and Service Class shares;

     WHEREAS, each Fund has adopted a Service Class Distribution and Service Plan (the "12b-1 Plan") which, among other things, authorizes the Trust to enter into agreements with organizations who provide certain services with respect to the Service Class shares of the Funds and to compensate such organizations out of each Fund's average daily net assets attributable to the Service Class;

     WHEREAS, the Trust and the Distributor have entered into a principal underwriting agreement ("Underwriting Agreement") pursuant to which the Trust has employed the Distributor in such capacity to promote the growth of the Trust and the Funds and facilitate the distribution of the Funds during the continuous offering of shares of the Funds; and

     WHEREAS, the Distributor desires to provide or procure certain services to the Funds in connection with the variable life insurance policies or variable annuity contracts (collectively, the "Contracts") issued by various life insurance companies that offer the Service Class shares of the Fund as underlying investment options of the Contracts.

                                    AGREEMENT
                                    ---------

     1. Services of Distributor
        -----------------------

          a. Distributor shall, as agreed upon by the parties from time to time, provide or procure certain services or incur certain expenses relating to the Service Class shares of the Funds for activities primarily intended to sell Contracts offering Service Class shares. These services or expenses may include, among other things: the printing of Fund prospectuses and reports used for sales purposes; preparing and distributing sales literature and related expenses; advertisements; education of Contract owners or broker-dealers and their representatives; other distribution-related expenses; services fees as defined under NASD rules; and payments for furnishing personal services or such other enhanced services as the Trust or Contracts may require or maintaining customer accounts and records.

          b. The Distributor may, at its own expense, subcontract with any entity or person concerning the provision of the services contemplated hereunder.

                                                                     LFD & Trust

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          c. Distributor will furnish to the Trust or its designee such information as the Trust may reasonably request, and will otherwise cooperate with the Trust in preparation of reports to the Trust's Board of Trustees concerning this Agreement, as well as any other reports or filings that may be required by law.

     2. Maintenance of Records
        ----------------------

     Distributor shall maintain and preserve all records as required by law to be maintained and preserved in connection with this Agreement. Upon the reasonable request of the Trust, Distributor shall provide the Trust or its representative copies of all such records.

     3. Fees
        ----

     In respect of the Service Class shares of the Funds that have been sold through Distributor's efforts pursuant to its appointment under the Underwriting Agreement, the following provisions shall apply:

          a. In consideration of Distributor's services as distributor of each Fund's Service Class shares pursuant to the Underwriting Agreement and the 12b-1 Plan in respect of such shares, the Trust agrees, to the extent legally permissible, to: (1) pay to Distributor monthly in arrears a fee (the "Fee") which shall accrue daily in an amount equal to the product of
     (A) the daily equivalent of the amount set forth in Schedule A multiplied by (B) the net asset value of the Service Class shares outstanding on such day.

          b. Each of the provisions set forth in the 12b-1 Plan as in effect on the date hereof and as from time to time amended, together with the related definitions, are hereby incorporated herein by reference with the same force and effect as if set forth herein in their entirety.

          c. Distributor may pay sub-agents, brokers, dealers or other financial institutions with respect to all or a portion of the Fee, and such additional amounts out of Distributor's own assets as it may deem advisable, to obtain various distribution-related and/or other services for the Funds in its discretion as it shall deem advisable, consistent with applicable federal and state securities laws and regulations.

     4. Nature of Services
        ------------------

     The Trust and Distributor agree that the Trust's payments pursuant to this Agreement are only for the services listed in Section 1(a) herein and do not constitute payment in any manner for investment advisory services or for administrative services. The Trust and Distributor agree that this Agreement does not preclude the Trust from contracting separately with Distributor to provide other services to the Trust.

     5. Termination
        -----------

          a. Unless sooner terminated with respect to any Fund, this Agreement will continue with respect to a Fund only if the continuance of a form of this Agreement is specifically approved at least annually by the vote of a majority of the members of the Trust's


                                        2                            LFD & Trust

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     Board of Trustees who are not "interested persons" (as such term is defined in the Investment Company Act of 1940 (the "1940 Act")) and who have no direct or indirect financial interest in the 12b-1 Plan relating to such Fund or any agreement relating to such 12b-1 Plan, including this Agreement, cast in person at a meeting called for the purpose of voting on such approval.

          b. This Agreement will automatically terminate with respect to a Fund in the event of its assignment (as such term is defined in the 1940 Act) with respect to such Fund. This Agreement may be terminated at any time with respect to any Fund by the Trust or by Distributor, without penalty.

          c. This Agreement may also be terminated with respect to any Fund at any time without penalty by the vote of a majority of the members of the Board of Trustees who are not "interested persons" (as such term is defined in the 1940 Act) and who have no direct or indirect financial interest in the 12b-1 Plan relating to such Fund or any agreement relating to such Plan, including this Agreement, or by a vote of a majority of the Service Class shares of such Fund on 60 days' written notice.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized officer on the date specified below.


LINCOLN VARIABLE INSURANCE                  LINCOLN FINANCIAL DISTRIBUTORS, INC.
PRODUCTS TRUST


By: /s/ William P. Flory, Jr.               By: /s/ Thomas Murray
    ----------------------------------          --------------------------------
Name: William P. Flory, Jr.                 Name: Thomas Murray
Title: Chief Accounting Officer and         Title: Vice President
       Second  Vice President


                                        3                            LFD & Trust

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                                   SCHEDULE A
                                   ----------

                       (Schedule Effective July 30, 2010)

                             SERVICE CLASS I SHARES

FUND                                                       12B-1 FEE (PER ANNUM)
----                                                       ---------------------
LVIP American Balanced Allocation Fund                              0.35%
LVIP American Growth Allocation Fund                                0.35%
LVIP American Income Allocation Fund                                0.35%
LVIP Baron Growth Opportunities Fund                                0.25%
LVIP BlackRock Inflation Protected Bond Fund                        0.25%
LVIP Capital Growth Fund                                            0.25%
LVIP Cohen & Steers Global Real Estate Fund                         0.25%
LVIP Columbia Value Opportunities Fund                              0.25%
LVIP Delaware Bond Fund                                             0.35%
LVIP Delaware Diversified Floating Rate Fund                        0.25%
LVIP Delaware Foundation(R) Aggressive Allocation Fund              0.25%
LVIP Delaware Foundation(R) Conservative Allocation Fund            0.25%
LVIP Delaware Foundation(R) Moderate Allocation Fund                0.25%
LVIP Delaware Growth and Income Fund                                0.35%
LVIP Delaware Social Awareness Fund                                 0.35%
LVIP Delaware Special Opportunities Fund                            0.35%
LVIP Global Income Fund                                             0.25%
LVIP J.P. Morgan High Yield Fund                                    0.25%
LVIP Janus Capital Appreciation Fund                                0.25%
LVIP Marsico International Growth Fund                              0.25%
LVIP MFS Value Fund                                                 0.25%
LVIP Mid-Cap Value Fund                                             0.25%
LVIP Mondrian International Fund                                    0.25%
LVIP Money Market Fund                                              0.25%
LVIP SSgA Bond Index Fund                                           0.25%
LVIP SSgA Conservative Index Allocation Fund                        0.25%
LVIP SSgA Conservative Structured Allocation Fund                   0.25%
LVIP SSgA Developed International 150 Fund                          0.25%
LVIP SSgA Emerging Markets 100 Fund*                                0.25%
LVIP SSgA Global Tactical Allocation Fund                           0.25%
LVIP SSgA International Index Fund                                  0.25%
LVIP SSgA Large Cap 100 Fund                                        0.25%
LVIP SSgA Moderate Index Allocation Fund                            0.25%
LVIP SSgA Moderate Structured Allocation Fund                       0.25%
LVIP SSgA Moderately Aggressive Index Allocation Fund               0.25%
LVIP SSgA Moderately Aggressive Structured Allocation Fund          0.25%
LVIP SSgA S&P 500 Index Fund                                        0.25%
LVIP SSgA Small-Mid Cap 200 Fund                                    0.25%
LVIP SSgA Small-Cap Index Fund                                      0.25%
LVIP T. Rowe Price Growth Stock Fund                                0.25%
LVIP T. Rowe Price Structured Mid-Cap Growth Fund                   0.25%
LVIP Templeton Growth Fund                                          0.25%


                                        1                            LFD & Trust

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FUND                                                       12B-1 FEE (PER ANNUM)
----                                                       ---------------------
LVIP Turner Mid-Cap Growth Fund                                     0.25%
LVIP Wells Fargo Intrinsic Value Fund                               0.25%
Profile Funds
    LVIP Wilshire Conservative Profile Fund                         0.25%
    LVIP Wilshire Moderate Profile Fund                             0.25%
    LVIP Wilshire Moderately Aggressive Profile Fund                0.25%
    LVIP Wilshire 2010 Profile Fund                                 0.25%
    LVIP Wilshire 2020 Profile Fund                                 0.25%
    LVIP Wilshire 2030 Profile Fund                                 0.25%
    LVIP Wilshire 2040 Profile Fund                                 0.25%


                             SERVICE CLASS II SHARES

FUND                                                       12B-1 FEE (PER ANNUM)
----                                                       ---------------------
LVIP American Global Growth Fund                                    0.55%
LVIP American Global Small Capitalization Fund                      0.55%
LVIP American Growth Fund                                           0.55%
LVIP American Growth-Income Fund                                    0.55%
LVIP American International Fund                                    0.55%



                                        2                            LFD & Trust